UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 2, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Square 1 Loan Agreement Amendment
On October 2, 2015, On Deck Capital, Inc. (the “Company”) amended and restated its existing revolving debt facility (the “Square 1 Bank Facility”) as described below. On that date, the Company entered into that certain First Amendment to Amended and Restated Loan Agreement (the “Square 1 Loan Agreement Amendment”) with Square 1 Bank, as Lender (“Square 1”). The Square 1 Loan Agreement Amendment amends the Amended and Restated Loan and Security Agreement (the “Square 1 Loan Agreement”), dated as of November 3, 2014, between Square 1 and the Company, as Borrower. The Square 1 Loan Agreement was previously filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1 filed on November 10, 2014.
The Square 1 Loan Agreement Amendment provides for:

•	the extension of the maturity date of the Square 1 Bank Facility by approximately one year to October 28, 2016;

•	a minimum amount of monthly interest payable to Square 1;

•	certain changes to financial and portfolio performance covenants; and

•	various related technical, definitional, conforming and other changes.
The foregoing description of the Square 1 Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Square 1 Loan Agreement Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2015	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer